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                                                                    EXHIBIT 10-B
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                         DELMARVA POWER & LIGHT COMPANY
                         ------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                                                                   Revised as of
                                                                October 29, 1991
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                         DELMARVA POWER & LIGHT COMPANY
                         ------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                                    PREAMBLE
                                    --------



     The principal objective of this Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of Retirement income in order to attract, retain and motivate selected executives. The Plan is designed to provide a benefit which, when added to other Retirement income of the executive, will meet the objective described above. Eligibility for participation in the plan shall be limited to executives who are vice president or above and other managers or executives who are selected by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. In order to be eligible for benefits under this Plan, an executive must be (or have been) recruited into the position (or for the position) as determined by the Compensation Committee. This Plan will become effective on January 1, 1983, and will be effective as to each participant on the date he or she is designated as such hereunder.

     Effective January 1, 1989, upon approval of the Committee, executives whose basic plan retirement benefits would be limited by (i) limitations on compensation under (S)401(a)(17), or successor provisions, of the Internal Revenue Code of 1986, as amended, or (ii) limitations on the maximum benefit payable under (S)415, or successor provisions, of the Internal Revenue Code of 1986, as amended, will be paid benefits in accordance with Appendix "A". The recruitment provisions outlined in paragraph one of this Preamble are waived for Participants who are not granted credit for service in addition to service with Delmarva Power & Light Company or an affiliate.
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                                   SECTION I
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                                  DEFINITIONS
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1.1  "Affiliate" means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or an affiliate of the Company.

1.2 "Average Annual Earnings" means one-fifth (1/5) of total cash Compensation paid or credited to a Participant for the five consecutive years of highest Compensation.

1.3  "Basic Plan" means the Delmarva Power & Light Company Retirement Plan.

1.4 "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant in the form of an unreduced straight life annuity.

1.5 "Committee" means the Compensation Committee of the Board of Directors of the Company, which has been given authority by the Board of Directors to administer this Plan.

1.6  "Company" means the Delmarva Power & Light Company.

1.7 "Compensation" means any amount paid to a Participant as salary, or bonus, excluding partial year awards in the year of retirement, but excluding contributions the Company makes to any other benefit plan and excluding any amounts paid in the form of fringe benefits, even though such amounts may be taxable for federal income tax purposes.

1.8 "Other Retirement Income" means, as determined by the Committee in its discretion, retirement income payable from any other retirement plan whether or not such plan was maintained by, or contributed to, by the Company.

1.9 "Participant" means an employee of the Company recommended by the Chief Executive Officer and designed as a Participant by the Committee. An employee shall become a Participant in the Plan as of the date his or her designation is individually approved by, and is specifically named in the resolutions of, the Committee for inclusion in the Plan.

1.10  "Plan" means the Company's Supplemental Executive Retirement Plan.

1.11 "Retirement" means the termination of a Participant's employment with the Company on one of the Retirement dates specified in Paragraph 2.2.

1.12 "Service" means a Participant's credited years of Service as defined in the Basic Plan, plus any other years of service prior to age 65 deemed acceptable by the Committee for purposes of determining benefits under this Plan. A participant who meets the requirements of Section 2.1 (a)
      (ii) will be credited with an additional number of years of service (rounded upward to a whole number) sufficient to provide the Participant with total retirement income that equals 40% of the Participant's final Average Annual Earnings. Such total retirement income shall be determined by adding benefits payable under this Plan with the Participant's Basic Plan Benefit, Other Retirement Income, and retirement benefits (or disability benefits, if applicable) payable under the Social Security Act. If the Participant is not receiving Social Security benefits at retirement age under this Plan, it will be assumed the Participant is entitled to the maximum Social Security benefit commencing at age 62 or at actual retirement age, if later.

1.13 "Surviving Spouse" means the spouse of a Participant who is legally married to the Participant at the time of the Participant's Retirement, or death if still employed by the Company.

                                   SECTION II
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                            ELIGIBILITY FOR BENEFITS
                            ------------------------

2.1  A Participant will be eligible for benefits under the Plan if

     (a) (i) the Participant is recruited for or into a position which is designed as covered by the Chief Executive Officer and approved by the Committee, or

        (ii) the Participant meets all of the following four requirements:

             (A) the Participant is recruited for or into a position with the
                 Company that is (I) Vice President or above or (II) General Manager with subsequent promotions to Vice President or above;

             (B) the Participant has accumulated at least fifteen years of relevant service with one or more prior employers;

             (C) when he or she has completed five years of employment
                 with the Company and the Participant is judged to have performed satisfactorily as an employee of the Company and thus (as an administrative matter) is deemed eligible to participate in this Plan, as determined by the Participant's performance appraisals, subject to the approval of the Company's Chief Executive Officer; and

             (D) the Participant remains in the employ of the Company until age sixty-two (62) or later and continues to perform satisfactorily as an employee of the Company, as determined by the Participant's performance appraisals, subject to the approval of the Company's Chief Executive Officer, or

       (iii) the Participant is affected by limitations on the maximum benefit payable under (S)415, or successor provisions, of the Internal Revenue Code of 1986, as amended, or

       (iv) the Participant is affected by the limitations on compensation under (S)401(a)(17), or successor provisions, of the Internal Revenue Code of 1986, as amended; and

     (b) the Participant meets the criteria for benefit payment in Section 2.2.

2.2 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

     (a) "Normal Retirement Date", which is the Participant's sixty-fifth (65th) birthday.

     (b) "Early Retirement Date", which is the date the Participant elects to retire after attaining age fifty-five (55) with fifteen (15) years of service (subject to the appropriate retirement benefit reduction formula) or attaining age sixty (60) with twenty (20) years of service (subject to no reduction formula) as outlined in the Basic Plan.

     (c) "Deferred Retirement Date", which is the date the Participant elects to retire after his or her normal retirement date if he or she does not meet the policy making executive standard causing his or her mandatory retirement at age sixty-five (65) or is requested by the Board of Directors to work beyond his or her 65th birthday.

     (d) "Disability Retirement Date", which is the date the Participant elects to retire by reason of sickness or injury after completion of fifteen
         (15) years of service and after becoming permanently incapable of performing the duties of any position with the Company with the degree of efficiency required by the Company. In order to retire on a disability Retirement date, in accordance with Section VI, the Participant must provide the Committee satisfactory evidence of disability.

2.3 If any Participant entitled to a benefit under this Plan is discharged for cause, or enters into competition with the Company, or interferes with the relations between the company and any customer, or engages in any activity that would result in any decrease or loss in sales by the Company, the rights of such Participant to a benefit under this Plan, including the rights of a Surviving Spouse to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company. However, if the individual ceases such activity and notifies the Committee of this action, then the Participant's right to receive a benefit, and any right of a Surviving Spouse to a benefit, may be restored if the Committee in its sole discretion determines that the prior activity has not caused serious injury to the Company and that the restoration of the benefit would be in the best interest of the Company. All determinations by the Committee with respect to forfeiture and restoration of benefits shall be final and conclusive.

                                  SECTION III
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                     AMOUNT AND FORM OF RETIREMENT BENEFIT
                     -------------------------------------

3.1 The annual retirement benefit payable at a normal Retirement date under the Plan will equal the Normal Retirement Benefit calculated in accordance with the provisions of the Basic Plan but including, for such purpose, Service as defined in Paragraph 1.12 of this Plan, less any Basic Plan Benefit, and less any Other Retirement Income to which the Participant has a vested right.

3.2 The annual benefit payable at an early Retirement date will be equal to the benefit determined in Subsection 3.1 but subject to the early retirement reductions outlined in Section II, Subsection 2.2 (b) as applicable.

3.3 The annual benefit payable at a Deferred Retirement Date will be equal to the benefit determined in accordance with Paragraph 3.1 based on the Participant's years of Service, Average Annual Earnings, and average Social Security earnings base as of the Participant's Normal Retirement Date.

3.4 The benefits determined under this Plan will be payable in the following forms:

     (a) If the Participant is married, the normal form of Retirement benefits shall be an unreduced joint and 50% survivor annuity consisting of an annuity paid for the life of the Participant, and upon his or her death, one-half (1/2) of such annuity paid to the Surviving Spouse for life.

     (b) If a Participant is not married, the normal form of Retirement benefits shall be a straight life annuity, with benefits payable monthly during the Participant's lifetime, with no further payments after the Participant's death.

3.5 The Committee may make appropriate adjustments to the benefits payable under this plan to reflect the timing and form of payments of any Other Retirement Income.

                                   SECTION IV
                                   ----------

                         PAYMENT OF RETIREMENT BENEFITS
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4.1  Benefits payable in accordance with Section III will commence on the first day of the month coincident with or immediately following the Participant's Retirement date. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies, unless otherwise provided in accordance with Paragraph 3.4.

4.2  Participants benefits will vest upon retirement or in accordance with
     Section VII, Subsection 7.6. No benefits are payable under this plan if a Participant's employment is terminated voluntarily or involuntarily for any reason, except as provided for in Section V, Section VI, and Section VII, prior to his or her retirement date.

                                   SECTION V
                                   ---------

                             DEATH BENEFITS PAYABLE
                             ----------------------

5.1 If a Participant should die after completion of five (5) years of Service and before Retirement, the Surviving Spouse will receive a benefit in the form of an annuity equal to 50% of the amount of Participant's benefit determined in accordance with Section III as if the Participant had retired and commenced receiving a benefit on the first of the month following the date of his or her death. This survivor annuity will not be reduced on account of the age of the Participant or of the Surviving Spouse.

5.2 A Surviving Spouse's benefits will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Surviving Spouse dies.

                                   SECTION VI
                                   ----------

                          DISABILITY BENEFITS PAYABLE
                          ---------------------------

6.1 A Participant shall be entitled to retire on his or her Disability Retirement Date.

6.2 The annual disability benefit will equal the Retirement benefit that would be payable under Section III of this Plan, based on years of Service to his or her retirement date and based on Earnings determined as of the last day of active employment with the Company before commencement of disability.

6.3 The disability benefit determined in accordance with Paragraph 6.2 will be offset by any benefit payable under the Basic Plan and any Other Retirement Income.

6.4 Disability benefits will be payable monthly and will commence on the Participant's Disability Retirement Date. The last payment will be as of the first of the month during which the disabled Participant dies.

6.5 In the event a disabled Participant dies, a benefit equal to 50% of the amount determined in Paragraph 6.2 will be paid to the Surviving Spouse for life.

6.6 The Committee may require, no more frequently than once in any calendar year, that a disabled Participant submit medical evidence of disability satisfactory to the Committee. The Committee will have sole discretion to discontinue a disability benefit based on a consideration of such evidence or lack thereof.

                                  SECTION VII
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                                 MISCELLANEOUS
                                 -------------

7.1 The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a retired Participant's right or the right of a Surviving Spouse to continue to receive a benefit in accordance with this Plan as in effect on the date such Participant commenced to receive a benefit under this Plan.

7.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

7.3 This Plan is unfunded, and the Company will make benefit payments on a current disbursement basis, from Company assets held in trust, from some other appropriate means of payment, or some combination thereof.

7.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

7.5 The Committee may adopt rules and regulations to assist it in the administration of the Plan.

7.6 In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other cooperate reorganization in which the Company will not be the surviving corporation, or in which the holders of Company stock will receive securities of another corporation, the Company, prior to such merger, consolidation, sale of assets or reorganization, shall pre-pay all premiums to any life insurance or annuity contracts in force, the proceeds of which are intended to fund the annuity obligations under this Plan. In the event that a change in ownership of the Company through the purchase, by an individual, or group of individuals acting in concert, of at least twenty-five percent (25%) of the voting securities of the company takes place, the Company will pre-pay all premiums to any life insurance or annuity contracts in force, the proceeds of which are intended to fund the annuity obligations under this Plan. In addition, Plan Participants will become immediately vested when any of the above listed events take place allowing the Participant to exercise early retirement options or receipt of vested benefits in accordance with the Basic Plan.

7.7 Each Participant may receive a copy of this Plan on request, and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Plan.

7.8 This Plan is established under and will be construed according to the laws of the State of Delaware.

     The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                                   APPENDIX A
                                   ----------

                      PROVISIONS FOR BASIC PLAN RETIREMENT
                           BENEFIT CALCULATIONS WHICH
                           EXCEED E.R.I.S.A. MAXIMUMS
                           --------------------------

          When approved by the Committee, executives whose basic plan benefit calculations exceed the maximum yearly benefit payments as limited by the Employee Retirement Income Security Act (E.R.I.S.A.) or other compensation or maximum benefit limitations described in the Preamble, will be paid in accordance with basic plan benefit calculation without regard to such limitations, and the excess benefit above such limitations will be paid under authority of the Supplemental Executive Retirement Plan.